Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 30, 2024, with respect to the consolidated financial statements included in the Annual Report of Genetic Technologies Limited on Form 20-F for the year ended June 30, 2024. We consent to the incorporation by reference of said report in the Registration Statement of Genetic Technologies Limited on Form F-3 (No. 333-276168).

/s/ GRANT THORNTON AUDIT PTY LTD

Melbourne, Australia

September 30, 2024